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                                                                 Exhibit 10.17.6
                                                                 ---------------


                               IWO Holdings, Inc.
                      Independent Wireless One Corporation
                            319 Great Oaks Boulevard
                             Albany, New York 12203



                              August 24, 2000

Mr. Solon Kandel
592 Ashwood Drive
Springfield, New Jersey  07081

     Re: Stock Option Agreement, dated as of December 20, 1999 (the "Stock
         Option Agreement"), between IWO Holdings, Inc. ("Holdings") and you; Warrant, dated December 20, 1999, to Purchase Shares of Class B Common Stock of IWO Holdings, Inc. granted to you (the "Warrant"); Management Bonus Stock Purchase Agreement, dated as of December 20, 1999 between Holdings, IWO Holdings Limited and you (the "Management Stock Purchase Agreement"); and Employment Agreement, dated as of December 20, 1999 (the "Employment Agreement"), among Holdings, Independent Wireless One Corporation ("IWO") and you.

Dear Sol:

     With reference to the above agreements, this letter agreement sets forth certain understandings reached between Holdings, IWO and you.

     1. Attached hereto as Exhibit A is a true and correct copy of the Stock Option Agreement. Such Stock Option Agreement shall be amended as follows:

     (a) Section 1 shall be amended by deleting the definitions of "Approved Sale" and "Initial Public Offering" and replacing such definitions with the following definitions:

          "Approved Sale" means a transaction or a series of related
           -------------
          transactions other than a Designated Merger: (i) including, but not limited to, by way of merger or consolidation, which results in any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than (A) any one or more of the Initial Stockholders or Affiliates thereof or (B) a non-U.S. entity with respect to which an Initial Stockholder or Affiliate thereof has an administrative relationship, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the capital stock of Holdings or otherwise able to elect a majority of the board of directors of Holdings (for purposes of this definition, such person or group shall be deemed to beneficially own capital stock of Holdings that is held by any other corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total capital stock of such other corporation); or (ii) which results in the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holdings and its subsidiaries, considered as a whole (other than to an Affiliate thereof).

          "Initial Public Offering" means the sale of any of the common stock of
           -----------------------
          Holdings or the issuance of common stock of any Person in exchange for 100% of the capital stock of Holdings pursuant to a registration statement that has been declared effective under the Act, if following such sale or exchange (i) the issuer is a reporting company under
          Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq National Market System or is traded or quoted on any other national stock exchange or national securities system.

     (b)  Section 1 shall be amended further by adding the following definition:

          "Designated Merger" means a transaction that results in the merger,
           -----------------
          consolidation or amalgamation of Holdings with or into any Person that results in the conversion of the outstanding shares of capital stock of Holdings into shares of capital stock of such Person (or its Affiliate) and such Person (or its Affiliate) has an affiliation with Sprint Spectrum L.P (or its Affiliates) similar to the affiliation between IWO and Sprint Spectrum L.P and its Affiliates (other than with respect to the territory covered).

     (c)  Section 3 shall be amended to add the following new clause (c):

          "(c) Notwithstanding Section 3(a) and Section 3(b), upon the occurrence of a Designated Merger, the schedule set forth in Section 3(a) shall not apply with respect to 20% of the Time Vesting Options that are not yet exercisable (and shall continue to apply to the remaining 80% of such options) and such 20% of such Time Vesting Options shall become fully vested and exercisable immediately prior to the closing of such Designated Merger."

     (d) Section 4 (b) shall be amended by deleting such section in its entirety and replacing such section with the following:

          "(b) The unexercisable portion of the Time Vesting Option shall expire on the earlier to occur of (i) except to the extent provided in
          Section 3(b) and Section 3(c), the Termination Date or (ii) except to the extent provided in Section 3(b), Section 3(c) and Section 6(a), an Approved Sale or a Designated Merger."

     (e) Section 6(a) shall be amended by deleting such section in its entirety and replacing such section with the following:

          "(a) In the event of an Approved Sale or a Designated Merger, the unexercised portion of the Option shall terminate upon such Approved Sale or Designated Merger unless (i) provision is made in writing in connection with such Approved Sale or Designated Merger for the assumption of such Options, or for the substitutions of such Options of new awards covering the securities of a successor entity or an Affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event such outstanding Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Board of Directors otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Options, including without limitation (A) accelerating the vesting of outstanding Options and/or (B) providing for the cancellation of Options and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Options would have been entitled to receive upon consummation of such Approved Sale or Designated Merger had such shares been issued and outstanding immediately prior to the closing date of the Approved Sale or Designated Merger (net of the appropriate option exercise prices). If pursuant to this Section 6(a) the Options are to terminate upon an Approved Sale or Designated Merger without provision for any of the actions described in clause
          (i) or (ii) above, then the Optionee shall be given at least ten (10) days' prior notice of the proposed Approved Sale or Designated Merger and shall be entitled to exercise such exercisable but unexercised portion of the Option (including all options that become exercisable immediately prior to the Approved Sale pursuant to Section 3(b) or the Designated Merger pursuant to Section 3(c)(i)) at any time during such ten (10) day period up to and until the close of business on the day immediately preceding the date of consummation of such Approved Sale or Designated Merger, and, notwithstanding Section 7 hereof, the Exercise Price may, at the option of the Optionee, be paid in whole or in part by delivery of shares of the Class B Common Stock owned by the Optionee (the value of such shares delivered as payment of the Exercise Price shall be determined based on and consistent with the value of the consideration to be tendered in connection with such Approved Sale or Designated Merger), and upon exercise of the Option the Option Shares shall be treated in the same manner as the shares of any other holder of Class B Common Stock."

     2. Attached hereto as Exhibit B is a true and correct copy of the Employment Agreement.

     (a) You agree that in the case of a Designated Merger (as defined in Section 1(b) hereof), the obligations of the parties under the Employment Agreement with respect to the first two sentences of Section 2(a) thereof will be satisfied if you serve as Chief Operating Officer of the entity ("Parent") issuing shares of its capital stock in connection with such Designated

Merger and perform such duties as are appropriate to such office as may be assigned to you by the board of directors of Parent.

     (b) You agree that in the case of a Designated Merger, and if so requested by Parent, you will relocate to a new residence in the vicinity of the headquarters of Parent no later than the later of August 31, 2001 or the date occurring six months following the closing of such Designated Merger (the "Transition Period"). In such event, for the Transition Period or, if earlier, until the date you acquire a new residence in the vicinity of Parent, IWO will lease on your behalf an executive residential quarters at a cost no greater than $2,500.00 per month. You shall also be paid or reimbursed for reasonable expenses incurred by you in commuting to and from such quarters to your existing home no more frequently than twice per month during the Transition Period. In addition, in the case of Holdings entering into such merger agreement, you agree to enter into the Relocation Expense Agreement attached as Exhibit C, pursuant to which IWO will provide to you approximately $100,000 of relocation money subject to the terms and conditions contained therein.

     3. Attached hereto as Exhibit D is a true and correct copy of the Warrant. Such Warrant shall be amended as follows:

     (a) The words "or Panthers Merger" shall be inserted at the end of the parenthetical clause in the heading thereof (appearing below the legend);

     (b) The words "or upon a Panthers Merger" shall be added to the end of the first sentence in the first full paragraph following the heading thereof;

     (c) Section 1 shall be amended by deleting the definition of "Approved Sale" and replacing such definition with the following definition:

          "Approved Sale" means a transaction or a series of related
           -------------
          transactions other than a Panthers Merger: (i) including, but not limited to, by way of merger or consolidation, which results in any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than (A) any one or more of the Initial Stockholders or Affiliates thereof or (B) a non-U.S. entity with respect to which an Initial Stockholder or Affiliate thereof has an administrative relationship, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the capital stock of Holdings or otherwise able to elect a majority of the board of directors of Holdings (for purposes of this definition, such person or group shall be deemed to beneficially own capital stock of Holdings that is held by any other corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total capital stock of such other corporation); or (ii) which results in the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holdings and its subsidiaries, considered as a whole (other than to an Affiliate thereof).

     (d)  Section 1 shall be amended further by adding the following definition:

          "Panthers Merger" means a transaction that (i) results in the merger,
           ---------------
          consolidation or amalgamation or other business combination of Holdings with or into an entity referred to by Holdings as "Panthers," or the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holdings and its subsidiaries, considered as a whole, to Panthers, and (ii) closes prior to March 31, 2001.

     (e) Section 2(a)(ii) shall be amended to delete the "or" at the end of
Section 2(a)(ii).

     (f) Section 2(a)(iii) shall be amended to replace the "." at the end of
Section 2(a)(iii) with "; or".

     (g) Section 2(a) shall be amended to add the following new clause (iv):

         "(iv)  immediately prior to the closing of a Panthers Merger."

     (h) Section 2(b)(ii) shall be amended to delete the "or" at the end of
Section 2(b)(ii).

     (i) Section 2(b)(iii) shall be amended to replace the "." at the end of
Section 2(b)(iii) with "; or".

     (j) Section 2(b) shall be amended to add the following new clause (iv):

         "(iv)  immediately prior to the closing of a Panthers Merger."

     (k) Section 2(c) shall be amended by deleting such section in its entirety and replacing such section with the following:

         "(c)  Holdings shall give to the Holder written notice (the "Holdings
                                                                      --------
         Notice") of the occurrence of an Approved Sale or a Panthers Merger at
         ------
         least 20 days prior to the anticipated closing of such Approved Sale or Panthers Merger or an Initial Investors Cash-Out within 100 days following such Initial Investors Cash-Out."

     (l) Section 2(f) shall be amended by deleting such section in its entirety and replacing such section with the following:

          "(f) (i) If the Holdings Notice is with respect to a Panthers Merger, the Holder shall notify Holdings on or before five days prior to the anticipated closing date of such Panthers Merger of such Holder's exercise; (ii) with respect to an Approved Sale, if the Holdings Notice states that Holdings anticipates that such event will cause the vesting of the 40% IRR Warrant or the 60% IRR Warrant, the Holder shall notify Holdings on or before five days prior to the anticipated closing date of such Approved Sale of such Holder's exercise; and
          (iii) with respect to an Initial Investors Cash-

          Out, if the Holdings Notice states that such event has caused the vesting of either of such warrants, the Holder shall notify Holdings on or before five days following receipt of the Holdings Notice of such Holder's exercise of this Warrant (the "Notice Date") . This
                                                       -----------
          Warrant shall be exercisable by the Holder in whole only, and not in part, by the surrender of this Warrant and delivery to Holdings on or before the Notice Date of (i) a duly executed notice of exercise in the form of Exhibit A (a "Notice of Exercise") and (ii) at the option
                                    ------------------
          of the Holder, either (A) the Exercise Price for the Warrant Shares, payable in cash or by wire transfer to a bank account designated by Holdings or (B) in the case of a Panthers Merger, a notice by Holder to Holdings requesting the Warrant Shares be issued net of the appropriate Exercise Price (to be determined based on and consistent with the value of the consideration to be tendered in connection with such Panthers Merger)."

     (m) Section 2(g) shall be amended by deleting such section in its entirety and replacing such section with the following:

          "(g) This Warrant shall terminate automatically upon the closing of an Approved Sale or a Panthers Merger and this Warrant shall no longer be of any force or effect, unless (i) provision is made in writing in connection with such transaction for the continuance of this Warrant and for the assumption of this Warrant, or for the substitution for this Warrant of a new Warrant covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise price, in which event this Warrant shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Board of Directors of Holdings shall provide in writing for such adjustment as it deems appropriate in terms and conditions of this Warrant, including without limitation (A) accelerating the vesting of this Warrant and/or (B) providing for the cancellation of this Warrant and its automatic conversion into the right to receive the securities, cash or other consideration that the Holder would have been entitled to receive upon consummation of such Approved Sale or Panthers Merger had Warrant Shares been issued and outstanding immediately prior to the Approved Sale or Panthers Merger (net of the appropriate exercise price)."

     4. Notwithstanding anything contained herein to the contrary, in the case of a Panthers Merger (as defined in Section 3(d) hereof), you may at your election have the following provisions (a) through (f) become effective upon your notifying Holdings and IWO of such election in the form set forth as Exhibit A hereto at any time after the date hereof but in no event later than ten days following notice provided by Holdings to you and Lowenstein Sandler P.C. of its request for your determination of such election, provided that such notice by Holdings shall not be given more than 40 days prior to date of the meeting of Panthers stockholders to vote in connection with such Panthers Merger (such meeting date to be determined by the meeting date set forth in the related proxy statement as of the date of such notice). Neither any election by you under this Section 4 nor any other provision of this Section 4 shall be effective if you have not timely provided such notice or if a Panthers Merger is not consummated.

     (a) The Employment Agreement shall be terminated upon consummation of such Panthers Merger and, notwithstanding any other provision thereof to the contrary and in satisfaction of Holdings' and IWO's obligations thereunder, you shall be entitled to the rights provided by the first sentence of Section 7(d) thereof with your bonus compensation for fiscal 2000 being determined as if your employment had continued through December 31, 2000, but in any case such bonus compensation for fiscal 2000 shall not be less than 50% of the maximum bonuses that you would have received under Section 3(b)(i)(A) and (B) of the Employment Agreement if the goals described therein had been met for fiscal 2000. In addition, on the Separation Date (defined below), you shall be entitled to receive $350,000 as a severance payment.

     (b) For the period from the consummation of such Panthers Merger through a date (to be determined by the board of directors of Holdings) up to six months following the consummation of such Panthers Merger (the "Separation Date"), you will provide all reasonable and necessary assistance to Parent, Holdings and IWO (as directed by the board of directors of Holdings) in order to ensure the orderly transition of your duties and responsibilities for Holdings and IWO.
You will be paid for such services a fee equal to six months' of your Base Compensation (as defined in the Employment Agreement). and will be entitled to participate in medical, dental and car allowance benefits as if your employment had continued for six months following such Panthers Merger. Following such six month period, you will be entitled to elect to continue medical and dental coverage in accordance with Section 601 et. seq. of the Employee Retirement Income Security Act of 1974. You will also be paid or reimbursed for all reasonable business travel and other business expenses incurred or paid by you on or prior to the Separation Date in connection with the performance of your services upon presentation of expense statements or vouchers and any such other supporting information as Holdings may request.

     (c) Notwithstanding Section 1 hereof, with respect to the Stock Option
Agreement:

          (i) an Approved Sale shall be deemed to have occurred as of the date of the consummation of such Panthers Merger, and all Options which are the subject of such agreement shall vest and be exercisable immediately prior to the consummation of such Panthers Merger; and

          (ii) subject to Section 6(a) of such agreement, your Options will expire on the later of five years after the Termination Date or two years after an Initial Public Offering.

     (d) The Warrant shall be further amended as set forth in clauses (i) through (v) below and shall vest and be exercisable in accordance with the terms of the Warrant as amended by Section 3 hereof:

          (i) the words "or Termination of Employment" shall be deleted from the parenthetical clause in the heading thereof;

          (ii) the words "or in the event of the termination of Holder's employment with Holdings or any of its Subsidiaries" shall be deleted from the first full paragraph following the heading thereof;

          (iii) the definitions "Termination of Employment," "Cause," "Disability" and "Retirement" contained in Section 1 thereof shall be deleted in their entirety;

          (iv) the words ", provided such occurrence is prior to the Termination of Employment" shall be deleted from the first sentence in each of Sections 2(a) and 2(b) thereof; and

          (v) Section 2(h) shall be deleted in its entirety.

     (e) With respect to the Management Stock Purchase Agreement, Holdings hereby waives any Repurchase Right (as defined therein) that it may have pursuant to Section 3(a) thereof and you hereby waive any Put Right (as defined therein) that you may have pursuant to Section 3(b) thereof.

     (f) You, for yourself, your agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors ("Your Parties"), on the one hand, and Holdings and IWO, its present,
            ------------
past and future subsidiaries and affiliates, successors and assigns, and their respective present and past officers, directors, employees and agents ("Our
                                                                        ---
Parties"), on the other hand hereby release and forever discharge the other,
-------
from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown; provided, however, that nothing contained herein shall relieve IWO, Holdings or you from any obligation arising herein, under the agreements referenced herein (as modified by this agreement), under the Indemnity Agreement dated December 20, 1999 between Holdings and you, under the Indemnity Agreement dated November 5, 1999 between IWO and you, under the Certificate of Incorporation of Holdings or IWO or under the Stockholders Agreement dated December 20, 1999 between Holdings, you and the other parties thereto. Your Parties and Our Parties further agree not to assert any claim, charge or other legal proceeding against the other, in any forum, based on any events, whether known or unknown, which are the subject of the release contained in this Section 4(f).

     5. Except for the changes described herein, the Stock Option Agreement, the Warrant, the Management Stock Purchase Agreement and the Employment Agreement will be unchanged and remain in full force and effect.

     6. In connection with a Designated Merger if and when requested by the board of directors of Holdings, you agree to enter into a lockup agreement and a voting agreement with respect to your shares of capital stock of Holdings and Parent and any such capital stock that may be acquired upon the exercise of options or warrants for such capital stock, to the extent and on substantially the same basis as Investcorp S.A. and its subsidiaries enter into such agreements with respect to their capital stock of Holdings and Parent.

     7. You hereby waive any acceleration of benefits pursuant to the Stock Option Agreement, the Warrant, the Management Bonus Stock Purchase Agreement, or the Management Stock Purchase Agreement unless shareholder approval meeting the requirements of Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to such benefits is obtained.

     8. You agree that this letter agreement (excluding for this purpose paragraph 7 of such agreement) shall not be effective unless shareholder approval meeting the requirements of Section 280G(b)(5) of the Code is obtained.

     9. This letter agreement shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of you, Holdings and/or IWO.

     8. The parties hereto agree to take or cause to be taken all such further actions as may be reasonably necessary or appropriate to effectuate the intent, purposes and obligations of this letter agreement.

     Please indicate your acceptance of the terms hereof by signing in the appropriate space below.

                              Very truly yours,


                              IWO HOLDINGS, INC.



                              By: /s/ Steven M. Nielsen
                                  ---------------------
                                  Name: Steven M. Nielsen
                                  Title: Chief Financial Officer



                              INDEPENDENT WIRELESS ONE CORPORATION



                              By: /s/ Steven M. Nielsen
                                  ---------------------
                                  Name: Steven M. Nielsen
                                  Title: Chief Financial Officer

Agreed and accepted:

Solon Kandel


/s/ Solon L. Kandel
--------------------------

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